CAMDEN NATIONAL CORPORATION REPORTS A 6% INCREASE IN
SECOND QUARTER 2017 NET INCOME OVER LAST YEAR

CAMDEN, Maine, July 25, 2017/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”), a $4.0 billion bank holding company headquartered in Camden, Maine, reported net income for the second quarter of 2017 of $10.2 million and diluted earnings per share ("EPS") of $0.66 per share, each representing an increase over the second quarter of 2016 of 6%.

“We reached another major milestone in the Company's long history this quarter reaching $4.0 billion in total assets," said Gregory A. Dufour, President and Chief Executive Officer of Camden National. "Our positive first half financial results reflect the strength of our growing franchise, highlighted by 6% net income and diluted EPS growth compared to a year ago and 5% loan growth since year end."

For the first half of 2017, the Company's reported net income of $20.3 million and diluted EPS of $1.30 per share, represented an increase over the same period last year of 11% and 10%, respectively. For the first six months of 2017, the Company's return on average assets was 1.04%, return on average tangible equity1 was 14.16% and efficiency ratio1 was 57.36%.

SECOND QUARTER 2017 FINANCIAL HIGHLIGHTS

•	Net income increased $618,000, or 6%, to $10.2 million compared to the second quarter of 2016 and $158,000, or 2%, compared to last quarter.

•	Diluted EPS increased $0.04 per share, or 6%, to $0.66 per share compared to the second quarter of 2016 and $0.02 per share, or 3%, compared to last quarter.

•	Return on average assets of 1.03% and return on average equity of 10.17% for the second quarter of 2017.

•	Loan growth (excluding loans held for sale) for the second quarter of 2017 was 3% (14% annualized).

•	Tangible book value per share[1] at June 30, 2017 increased 3% to $19.75 per share since last quarter.

FINANCIAL CONDITION

ASSETS AND LOANS
Total assets at June 30, 2017 increased $172.1 million, or 4%, to $4.0 billion since December 31, 2016. Our asset growth for the six months ended June 30, 2017 was driven by loan growth (excluding loans held for sale) of $141.7 million, or 5%, and a $34.7 million, or 4%, increase in our investments portfolio.

Loan growth (excluding loans held for sale) for the first six months of 2017 was centered within commercial real estate, which grew $88.0 million, or 8%. In addition, residential real estate loans grew $29.1 million, or 4%, and commercial loans grew $27.8 million, or 7%, over the same period.

For the three and six months ended June 30, 2017, the Company originated $101.4 million and $180.8 million of residential mortgages, respectively, and sold 54% and 50% of its production.

DEPOSITS AND BORROWINGS
Total deposits at June 30, 2017 increased 4% since year-end to $2.9 billion, while total borrowings increased 7% to $641.7 million over the same period.

Core deposits (demand, interest checking, savings and money market) at June 30, 2017 increased $45.2 million, or 2%, since year-end driven by an increase in demand and interest checking of $17.2 million and $36.0 million, respectively. Brokered deposits at June 30, 2017 increased $79.1 million, or 29%, since year-end to fund loan growth.

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[1]	This is a non-GAAP measure. Please refer to "Reconciliation of non-GAAP to GAAP Financial Measures" for further details.

At June 30, 2017, the Company's loans-to-deposit ratio was 93%, compared to 92% at December 31, 2016 and 94% at June 30, 2016.

Average core deposits for the three and six months ended June 30, 2017 increased 3% and 4%, respectively, compared to the same periods last year.

ASSET QUALITY
Overall, the Company's asset quality continues to be strong, recognizing that at June 30, 2017 non-performing loans and non-performing assets to total assets ratios increased 13 and 9 basis points to 1.12% and 0.77%, respectively, since the first quarter of 2017. At June 30, 2017, loans 30-89 days past due to total loans increased as well since last quarter 6 basis points to 0.32%. The increase in these asset quality metrics was primarily driven by one commercial real estate loan relationship and one residential mortgage loan.

CAPITAL
The Company and its wholly-owned subsidiary Camden National Bank, continue to maintain risk-based capital ratios in excess of the regulatory levels required for an institution to be considered “well capitalized.” At June 30, 2017, the Company’s total risk-based capital ratio and Tier I leverage capital ratio were 13.87% and 8.92%, respectively.

Tangible book value per share1 and the tangible common equity ratio1 continue to trend favorably. Tangible book value per share1 at June 30, 2017 increased 5% since year-end to $19.75 per share, while the tangible common equity ratio1 increased to 7.79% from 7.71% at December 31, 2016.

FINANCIAL OPERATING RESULTS

SECOND QUARTER 2017 COMPARED TO SECOND QUARTER 2016:

Net interest income increased $122,000 to $28.6 million due to higher average interest-earning assets of $174.3 million, which was primarily driven by average loan growth of $133.6 million, or 5%; however, this was partially offset by a decline in net interest margin of 15 basis points to 3.19% for the second quarter of 2017 compared to the second quarter of 2016. The net interest margin decrease was largely attributable to a decrease of $1.3 million of net interest income recognized on loan and deposit fair value mark accretion and collections on previously charged-off acquired loans. The Company's net interest margin excluding the impact of loan and deposit fair value mark accretion and collections on previously charged-off acquired loans was 3.09% for the second quarter of 2017 and 2016.

Non-interest income decreased $664,000 to $9.9 million due to less commercial back-to-back loan swap fee income of $903,000 and less bank-owned life insurance income of $322,000. Non-interest income increased across all other channels, including debit card income, service charges and related fees, fiduciary services and brokerage and insurance commissions, compared to the second quarter of 2016.

The provision for credit losses for the second quarter of 2017 decreased $1.5 million, or 51%, to $1.4 million compared to the same period last year. The net charge-offs to average loans ratio (annualized) for the second quarter of 2017 increased 4 basis points to 0.11% compared to the second quarter of 2016, however this was offset by $2.3 million of incremental provision in the second quarter of 2016 that was required for two loans.

Non-interest expense for the second quarter of 2017 decreased $172,000, or 1%, to $22.2 million compared to the second quarter of 2016. The decrease was driven by the absence of merger-related expenses in the second quarter of
2017 and lower costs across net occupancy, consulting and professional, regulatory assessment, and other real estate owned and collection costs, partially offset by a 3% increase in compensation expense. The efficiency ratio1 for the second quarter of 2017 was 56.76% compared to 55.97% for the same period last year.
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1 This is a non-GAAP measure. Please refer to "Reconciliation of non-GAAP to GAAP Financial Measures" for further details.

The Company's effective income tax rate for the second quarter of 2017 was 31.6% compared to 30.7% for the second quarter of 2016. The difference in the effective income tax rate was driven by an increase in non-taxable bank-owned life insurance income in the second quarter of 2016 that reduced the effective income tax rate.

SECOND QUARTER 2017 COMPARED TO FIRST QUARTER 2017:

Net income for the second quarter of 2017 increased $158,000 over last quarter.

Total revenues2 for the second quarter of 2017 increased $2.1 million, or 6%, over last quarter. The increase was driven by an increase in non-interest income of $1.3 million, or 15%, and an increase in net interest income of $771,000, or 3%.

•
Non-interest income increased $1.3 million primarily due to an increase of commercial back-to-back loan swap fee income of $423,000 and mortgage banking income of $384,000 driven by greater loan sales and a larger loan pipeline. Non-interest income increased across many other non-interest income channels, including debit card income, service charges and related fees, fiduciary services and brokerage and insurance commissions, compared to last quarter.

•
Net interest income increased $771,000 primarily due to an increase in average interest-earning assets of $70.3 million, which was primarily driven by average loan growth of $61.2 million, or 2%. Net interest margin for the second quarter of 2017 was 3.19%, compared to 3.18% last quarter. The Company's net interest margin excluding the impact of loan and deposit fair value mark accretion and collection on previously charged-off acquire loans for the first and second quarter of 2017 was 3.09%. Our loan yield increased 8 basis points in the second quarter of 2017 over last quarter, while its cost of funds increased 7 basis points over the same period.

The provision for credit losses for the second quarter of 2017 increased $822,000 over last quarter primarily due to greater loan growth and an increase in net charge-offs to average loans (annualized) ratio of 0.11% compared to 0.00% last quarter.

Non-interest expense for the second quarter of 2017 increased $730,000, or 3%, compared to last quarter. The increase was driven by an increase in compensation-related costs of 2% and an increase in collection-related costs of $388,000. The efficiency ratio1 for the second quarter of 2017 was 56.76% compared to 58.00% last quarter.

The Company's effective income tax rate for the second quarter of 2017 was 31.6% compared to 30.1% for the first quarter of 2017. The difference in the effective income tax rate was driven by windfall tax benefits recognized in the first quarter of 2017 that reduced the effective income tax rate.

SECOND QUARTER 2017 DIVIDEND

The Board of Directors approved a dividend of $0.23 per share, payable on July 31, 2017, to shareholders of record as of July 17, 2017. This distribution represents an annualized dividend yield of 2.14%, based on the June 30, 2017 closing price of Camden National's common stock at $42.91 per share as reported by NASDAQ.

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[1]	This is a non-GAAP measure. Please refer to "Reconciliation of non-GAAP to GAAP Financial Measures" for further details.

[2]	Revenue is defined as the sum of net interest income and non-interest income.

CONFERENCE CALL

Camden National will host a conference call and webcast at 3:30 p.m. eastern time on July 25, 2017 to discuss our second quarter 2017 financial results and outlook. Participants should dial in to the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (domestic):         (888) 349-0139
Live dial-in (international):    (412) 542-4154
Live webcast:            http://services.choruscall.com/links/cac170725.html

A link to the live webcast will be will be available on Camden National's website under "Investor Relations" at www.CamdenNational.com prior to the meeting, and a replay of the webcast will be available on Camden National's website following the conference call. The transcript of the conference call will also be available on Camden National's website approximately two days after the conference call.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation (NASDAQ:CAC), headquartered in Camden, Maine, is the largest publicly traded bank holding company in Northern New England with $4.0 billion in assets and nearly 650 employees. Camden National Bank, its subsidiary, is a full-service community bank founded in 1875 that offers an array of consumer and business financial products and services, accompanied by the latest in digital banking technology to empower customers to bank the way they want. Camden National Bank provides personalized service through a network of 60 banking centers, 76 ATMs, and lending offices in New Hampshire and Massachusetts, all complimented by 24/7 live phone support. Comprehensive wealth management, investment, and financial planning services are delivered by Camden National Wealth Management. To learn more, visit www.CamdenNational.com. Member FDIC.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections and other statements, which are subject to numerous risks, assumptions and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Camden National is engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2016, as updated by other filings with the Securities and Exchange Commission ("SEC"). Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures, such as the efficiency, and tangible common equity ratios; return on average tangible equity; tangible book value per share; and tax-equivalent net interest income. Management believes these non-GAAP financial measures help investors in understanding the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliation to the comparable GAAP financial measure can be found in this document.

ANNUALIZED DATA

Certain returns, yields and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Selected Financial Data (unaudited)

	At or For The Three Months Ended			At or For The Six Months Ended
(In thousands, except number of shares and per share data)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Financial Condition Data
Investments	$932,338	$943,061	$921,989	$932,338	$921,989
Loans and loans held for sale	2,747,053	2,650,818	2,608,228	2,747,053	2,608,228
Allowance for loan losses	24,394	23,721	23,717	24,394	23,717
Total assets	4,036,367	3,938,465	3,910,386	4,036,367	3,910,386
Deposits	2,940,866	2,937,183	2,773,487	2,940,866	2,773,487
Borrowings	641,662	556,922	690,476	641,662	690,476
Shareholders' equity	406,960	397,827	384,856	406,960	384,856
Operating Data
Net interest income	$28,626	$27,855	$28,504	$56,481	$56,456
Provision for credit losses	1,401	579	2,852	1,980	3,724
Non-interest income	9,888	8,572	10,552	18,460	18,469
Non-interest expense	22,158	21,428	22,330	43,586	45,239
Income before income tax expense	14,955	14,420	13,874	29,375	25,962
Income tax expense	4,721	4,344	4,258	9,065	7,700
Net income	$10,234	$10,076	$9,616	$20,310	$18,262
Key Ratios
Return on average assets	1.03%	1.05%	1.01%	1.04%	0.97%
Return on average equity	10.17%	10.36%	10.22%	10.27%	9.82%
Net interest margin	3.19%	3.18%	3.34%	3.19%	3.34%
Non-performing loans to total loans	1.12%	0.99%	1.10%	1.12%	1.10%
Non-performing assets to total assets	0.77%	0.68%	0.75%	0.77%	0.75%
Annualized net charge-offs to average loans	0.11%	0.00%	0.07%	0.05%	0.09%
Tier I leverage capital ratio	8.92%	8.90%	8.44%	8.92%	8.44%
Total risk-based capital ratio	13.87%	14.05%	12.94%	13.87%	12.94%
Per Share Data(1)
Basic earnings per share	$0.66	$0.65	$0.62	$1.31	$1.18
Diluted earnings per share	$0.66	$0.64	$0.62	$1.30	$1.18
Cash dividends declared per share	$0.23	$0.23	$0.20	$0.46	$0.40
Book value per share	$26.23	$25.65	$24.96	$26.23	$24.96
Weighted average number of common shares outstanding	15,512,761	15,488,848	15,415,308	15,500,862	15,402,629
Diluted weighted average number of common shares outstanding	15,586,571	15,568,639	15,491,010	15,576,711	15,472,798
Non-GAAP Measures(2)
Return on average tangible equity	13.96%	14.37%	14.50%	14.16%	14.04%
Tangible common equity ratio	7.79%	7.74%	7.42%	7.79%	7.42%
Efficiency ratio	56.76%	58.00%	55.97%	57.36%	58.46%
Tangible book value per share(1)	$19.75	$19.14	$18.31	$19.75	$18.31
(1) Second quarter 2016 shares and per share data adjusted for three-for-two stock split effective September 30, 2016.
(2) Please see "Reconciliation of non-GAAP to GAAP Financial Measures."

Consolidated Statements of Condition Data (unaudited)

(In thousands, except number of shares)	June 30, 2017	December 31, 2016	June 30, 2016
ASSETS
Cash and due from banks	$93,033	$87,707	$96,443
Securities:
Available-for-sale securities, at fair value	810,858	779,867	799,526
Held-to-maturity securities, at amortized cost	94,340	94,609	93,609
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	27,140	23,203	28,854
Total securities	932,338	897,679	921,989
Loans held for sale, at fair value	10,784	14,836	22,928
Loans:
Residential real estate	831,577	802,494	800,556
Commercial real estate	1,138,756	1,050,780	1,017,777
Commercial(1)	421,818	394,051	407,168
Consumer and home equity	344,118	347,239	359,799
Total loans	2,736,269	2,594,564	2,585,300
Less: allowance for loan losses	(24,394)	(23,116)	(23,717)
Net loans	2,711,875	2,571,448	2,561,583
Goodwill	94,697	94,697	94,697
Other intangible assets	5,820	6,764	7,715
Bank-owned life insurance	79,266	78,119	77,352
Premises and equipment, net	42,362	42,873	44,299
Deferred tax assets	36,532	39,263	34,559
Other assets	29,660	30,844	48,821
Total assets	$4,036,367	$3,864,230	$3,910,386
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Demand	$424,174	$406,934	$381,323
Interest checking	737,532	701,494	752,036
Savings and money market	971,156	979,263	940,577
Certificates of deposit	456,227	468,203	493,488
Brokered deposits	351,777	272,635	206,063
Total deposits	2,940,866	2,828,529	2,773,487
Short-term borrowings	572,073	530,129	600,975
Long-term borrowings	10,756	10,791	30,824
Subordinated debentures	58,833	58,755	58,677
Accrued interest and other liabilities	46,879	44,479	61,567
Total liabilities	3,629,407	3,472,683	3,525,530
Shareholders’ equity	406,960	391,547	384,856
Total liabilities and shareholders’ equity	$4,036,367	$3,864,230	$3,910,386
(1) Includes the Healthcare Professional Funding Corporation ("HPFC") loan portfolio.

Consolidated Statements of Income Data (unaudited)

	For The Three Months Ended
(In thousands, except per share data)	June 30, 2017	March 31, 2017	June 30, 2016
Interest Income
Interest and fees on loans	$28,423	$27,062	$27,706
Interest on U.S. government and sponsored enterprise obligations	4,355	4,256	4,016
Interest on state and political subdivision obligations	691	702	711
Interest on federal funds sold and other investments	471	394	342
Total interest income	33,940	32,414	32,775
Interest Expense
Interest on deposits	2,987	2,554	2,109
Interest on borrowings	1,476	1,161	1,313
Interest on subordinated debentures	851	844	849
Total interest expense	5,314	4,559	4,271
Net interest income	28,626	27,855	28,504
Provision for credit losses	1,401	579	2,852
Net interest income after provision for credit losses	27,225	27,276	25,652
Non-Interest Income
Debit card income	1,992	1,834	1,854
Service charges on deposit accounts	1,957	1,823	1,833
Mortgage banking income, net	1,937	1,553	1,706
Income from fiduciary services	1,355	1,247	1,342
Bank-owned life insurance	570	577	892
Brokerage and insurance commissions	548	453	517
Other service charges and fees	501	468	477
Net gain on sale of securities	—	—	4
Other income	1,028	617	1,927
Total non-interest income	9,888	8,572	10,552
Non-Interest Expense
Salaries and employee benefits	12,376	12,147	11,999
Furniture, equipment and data processing	2,450	2,325	2,381
Net occupancy costs	1,689	1,946	1,790
Consulting and professional fees	853	845	982
Debit card expense	712	660	718
Regulatory assessments	488	545	774
Amortization of intangible assets	472	472	476
Other real estate owned and collection (recoveries) costs, net	344	(44)	496
Merger and acquisition costs	—	—	177
Other expenses	2,774	2,532	2,537
Total non-interest expense	22,158	21,428	22,330
Income before income tax expense	14,955	14,420	13,874
Income tax expense	4,721	4,344	4,258
Net Income	$10,234	$10,076	$9,616
Per Share Data
Basic earnings per share	$0.66	$0.65	$0.62
Diluted earnings per share	$0.66	$0.64	$0.62

Consolidated Statements of Income Data (unaudited)

	For The Six Months Ended June 30,
(In thousands, except per share data)	2017	2016
Interest Income
Interest and fees on loans	$55,485	$54,722
Interest on U.S. government and sponsored enterprise obligations	8,611	8,006
Interest on state and political subdivision obligations	1,393	1,425
Interest on federal funds sold and other investments	865	603
Total interest income	66,354	64,756
Interest Expense
Interest on deposits	5,541	4,151
Interest on borrowings	2,637	2,449
Interest on junior subordinated debentures	1,695	1,700
Total interest expense	9,873	8,300
Net interest income	56,481	56,456
Provision for credit losses	1,980	3,724
Net interest income after provision for credit losses	54,501	52,732
Non-Interest Income
Debit card income	3,826	3,756
Service charges on deposit accounts	3,780	3,557
Mortgage banking income, net	3,490	2,514
Income from fiduciary services	2,602	2,511
Bank-owned life insurance	1,147	1,314
Brokerage and insurance commissions	1,001	975
Other service charges and fees	969	903
Net gain on sale of securities	—	4
Other income	1,645	2,935
Total non-interest income	18,460	18,469
Non-Interest Expense
Salaries and employee benefits	24,523	23,590
Furniture, equipment and data processing	4,775	4,808
Net occupancy costs	3,635	3,667
Consulting and professional fees	1,698	1,867
Debit card expense	1,372	1,438
Regulatory assessments	1,033	1,495
Amortization of intangible assets	944	952
Other real estate owned and collection costs	300	1,152
Merger and acquisition costs	—	821
Other expenses	5,306	5,449
Total non-interest expense	43,586	45,239
Income before income tax expense	29,375	25,962
Income tax expense	9,065	7,700
Net Income	$20,310	$18,262
Per Share Data
Basic earnings per share	$1.31	$1.18
Diluted earnings per share	$1.30	$1.18

Quarterly Average Balance and Yield/Rate Analysis (unaudited)

	For The Three Months Ended
	Average Balance			Yield/Rate
(In thousands)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	March 31, 2017	June 30, 2016
Assets
Interest-earning assets:
Securities - taxable	$843,370	$833,162	$801,752	2.29%	2.23%	2.17%
Securities - nontaxable(1)	101,807	102,928	102,712	4.17%	4.20%	4.26%
Loans(2)(3):
Residential real estate	826,353	814,626	823,908	4.12%	4.10%	4.26%
Commercial real estate	1,114,508	1,076,788	983,965	4.05%	3.93%	4.12%
Commercial(1)	334,761	319,556	294,795	4.23%	4.09%	4.18%
Municipal(1)	18,268	16,071	17,847	3.42%	3.39%	3.04%
Consumer and home equity	341,544	342,775	362,735	4.36%	4.33%	4.17%
HPFC	53,843	58,252	72,417	8.78%	8.34%	9.97%
Total loans	2,689,277	2,628,068	2,555,667	4.23%	4.15%	4.34%
Total interest-earning assets	3,634,454	3,564,158	3,460,131	3.77%	3.70%	3.83%
Other assets	344,945	339,684	366,668
Total assets	$3,979,399	$3,903,842	$3,826,799

Liabilities & Shareholders' Equity
Deposits:
Demand	$392,789	$391,671	$355,184	—%	—%	—%
Interest checking	732,096	716,940	729,907	0.18%	0.15%	0.13%
Savings	489,408	489,041	448,594	0.06%	0.06%	0.06%
Money market	477,734	483,914	490,815	0.49%	0.45%	0.44%
Certificates of deposit(3)	456,933	463,786	483,823	0.92%	0.88%	0.78%
Total deposits	2,548,960	2,545,352	2,508,323	0.32%	0.30%	0.28%
Borrowings:
Brokered deposits	349,762	308,594	207,371	1.08%	0.87%	0.67%
Subordinated debentures	58,814	58,775	58,658	5.80%	5.83%	5.82%
Other borrowings	577,450	552,508	622,185	1.02%	0.85%	0.85%
Total borrowings	986,026	919,877	888,214	1.33%	1.18%	1.14%
Total funding liabilities	3,534,986	3,465,229	3,396,537	0.60%	0.53%	0.51%
Other liabilities	40,790	44,337	51,853
Shareholders' equity	403,623	394,276	378,409
Total liabilities & Shareholders' Equity	$3,979,399	$3,903,842	$3,826,799

Net interest rate spread (fully-taxable equivalent)				3.17%	3.17%	3.32%
Net interest margin (fully-taxable equivalent)				3.19%	3.18%	3.34%
Net interest margin (fully-taxable equivalent), excluding fair value mark accretion and collection of previously charged-off acquired loans(3)				3.09%	3.09%	3.09%

(1)	Reported on tax-equivalent basis calculated using a tax rate of 35%, including certain commercial loans.

(2)	Non-accrual loans and loans held for sale are included in total average loans.

(3)
Excludes the impact of the fair value mark accretion on loans and CDs generated in purchase accounting and collection of previously charged-off acquired loans for the three months ended June 30, 2017, March 31, 2017 and June 30, 2016 totaling $861,000, $804,000 and $2.1 million, respectively.

Year-To-Date Average Balance and Yield/Rate Analysis (unaudited)

	For The Six Months Ended
	Average Balance		Yield/Rate
(In thousands)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Assets
Interest-earning assets:
Securities - taxable	$838,294	$791,638	2.26%	2.17%
Securities - nontaxable(1)	102,364	102,385	4.19%	4.28%
Loans(2)(3):
Residential real estate	820,522	826,002	4.11%	4.18%
Commercial real estate	1,095,425	966,418	3.99%	4.15%
Commercial(1)	327,527	282,004	4.16%	4.39%
Municipal(1)	17,176	15,636	3.41%	3.27%
Consumer and home equity	342,156	364,088	4.34%	4.17%
HPFC	56,035	74,424	8.55%	9.03%
Total loans	2,658,841	2,528,572	4.19%	4.33%
Total interest-earning assets	3,599,499	3,422,595	3.74%	3.83%
Other assets	342,330	362,027
Total assets	$3,941,829	$3,784,622

Liabilities & Shareholders' Equity
Deposits:
Demand	$392,233	$350,179	—%	—%
Interest checking	724,560	723,424	0.17%	0.11%
Savings	489,226	449,584	0.06%	0.06%
Money market	480,807	484,003	0.47%	0.42%
Certificates of deposit(3)	460,340	496,023	0.90%	0.76%
Total deposits	2,547,166	2,503,213	0.31%	0.27%
Borrowings:
Brokered deposits	329,292	204,767	0.98%	0.74%
Junior subordinated debentures	58,795	58,719	5.81%	5.82%
Other borrowings	565,048	592,206	0.94%	0.83%
Total borrowings	953,135	855,692	1.26%	1.15%
Total funding liabilities	3,500,301	3,358,905	0.57%	0.50%
Other liabilities	42,552	51,784
Shareholders' equity	398,976	373,933
Total liabilities & shareholders' equity	$3,941,829	$3,784,622

Net interest rate spread (fully-taxable equivalent)			3.17%	3.33%
Net interest margin (fully-taxable equivalent)			3.19%	3.34%
Net interest margin (fully-taxable equivalent), excluding fair value mark accretion and collection of previously charged-off acquired loans(3)			3.09%	3.11%

(1)	Reported on tax-equivalent basis calculated using a tax rate of 35%, including certain commercial loans.

(2)	Non-accrual loans and loans held for sale are included in total average loans.

(3)
Excludes the impact of the fair value mark accretion on loans and CDs generated in purchase accounting and collection of previously charged-off acquired loans for the six months ended June 30, 2017 and 2016 totaling $1.7 million and $3.9 million, respectively.

Asset Quality Data (unaudited)
(In thousands)	At or For The Six Months Ended June 30, 2017	At or For The Three Months Ended March 31, 2017	At or For The Year Ended December 31, 2016	At or For The Nine Months Ended September 30, 2016	At or For The Six Months Ended June 30, 2016
Non-accrual loans:
Residential real estate	$4,890	$4,105	$3,945	$3,986	$4,697
Commercial real estate	16,291	12,858	12,849	12,917	13,752
Commercial	2,056	1,994	2,088	2,259	3,539
Consumer	1,371	1,552	1,624	1,650	1,615
HPFC	1,083	1,014	207	216	110
Total non-accrual loans	25,691	21,523	20,713	21,028	23,713
Loans 90 days past due and accruing	76	—	—	—	112
Accruing troubled-debt restructured loans not included above	4,809	4,558	4,338	4,468	4,509
Total non-performing loans	30,576	26,081	25,051	25,496	28,334
Other real estate owned:
Residential real estate	—	14	14	75	80
Commercial real estate	341	607	908	736	775
Total other real estate owned	341	621	922	811	855
Total non-performing assets	$30,917	$26,702	$25,973	$26,307	$29,189
Loans 30-89 days past due:
Residential real estate	$3,020	$2,379	$2,470	$2,228	$2,159
Commercial real estate	3,442	2,531	971	599	2,267
Commercial	269	168	851	463	630
Consumer	1,378	1,008	1,018	552	1,090
HPFC	639	777	1,029	492	876
Total loans 30-89 days past due	$8,748	$6,863	$6,339	$4,334	$7,022
Allowance for loan losses at the beginning of the period	$23,116	$23,116	$21,166	$21,166	$21,166
Provision for loan losses	1,984	581	5,269	5,011	3,724
Charge-offs:
Residential real estate	195	5	356	229	229
Commercial real estate	12	3	315	273	241
Commercial	362	136	2,218	1,970	429
Consumer	454	15	409	289	226
HPFC	—	—	507	507	302
Total charge-offs	1,023	159	3,805	3,268	1,427
Total recoveries	317	183	486	381	254
Net charge-offs (recoveries)	706	(24)	3,319	2,887	1,173
Allowance for loan losses at the end of the period	$24,394	$23,721	$23,116	$23,290	$23,717
Components of allowance for credit losses:
Allowance for loan losses	$24,394	$23,721	$23,116	$23,290	$23,717
Liability for unfunded credit commitments	7	9	11	14	22
Allowance for credit losses	$24,401	$23,730	$23,127	$23,304	$23,739
Ratios:
Non-performing loans to total loans	1.12%	0.99%	0.97%	0.98%	1.10%
Non-performing assets to total assets	0.77%	0.68%	0.67%	0.67%	0.75%
Allowance for loan losses to total loans	0.89%	0.90%	0.89%	0.90%	0.92%
Net charge-offs to average loans (annualized):
Quarter-to-date	0.11%	0.00%	0.07%	0.26%	0.07%
Year-to-date	0.05%	0.00%	0.13%	0.15%	0.09%
Allowance for loan losses to non-performing loans	79.78%	90.95%	92.28%	91.35%	85.71%
Loans 30-89 days past due to total loans	0.32%	0.26%	0.24%	0.17%	0.27%

Reconciliation of non-GAAP to GAAP Financial Measures

Efficiency Ratio:
	For the Three Months Ended			For the Six Months Ended
(In thousands)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Non-interest expense, as presented	$22,158	$21,428	$22,330	$43,586	$45,239
Less: merger and acquisition costs	—	—	(177)	—	(821)
Adjusted non-interest expense	$22,158	$21,428	$22,153	$43,586	$44,418
Net interest income, as presented	$28,626	$27,855	$28,504	$56,481	$56,456
Add: effect of tax-exempt income(1)	525	520	529	1,045	1,054
Non-interest income, as presented	9,888	8,572	10,552	18,460	18,469
Less: net gain on sale of securities	—	—	(4)	—	(4)
Adjusted net interest income plus non-interest income	$39,039	$36,947	$39,581	$75,986	$75,975
Non-GAAP efficiency ratio	56.76%	58.00%	55.97%	57.36%	58.46%
GAAP efficiency ratio	57.53%	58.82%	57.17%	58.16%	60.38%
(1) Assumed a 35% tax rate.

Tax-Equivalent Net Interest Income:
	For the Three Months Ended			For the Six Months Ended
(In thousands)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net interest income, as presented	$28,626	$27,855	$28,504	$56,481	$56,456
Add: effect of tax-exempt income(1)	525	520	529	1,045	1,054
Net interest income, tax equivalent	$29,151	$28,375	$29,033	$57,526	$57,510
(1) Assumed a 35% tax rate.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
	June 30, 2017	March 31, 2017	June 30, 2016
(In thousands, except number of shares and per share data)
Tangible Book Value Per Share:
Shareholders' equity, as presented	$406,960	$397,827	$384,856
Less: goodwill and other intangible assets	(100,517)	(100,989)	(102,413)
Tangible equity	$306,443	$296,838	$282,443
Shares outstanding at period end	15,512,914	15,508,025	15,421,651
Tangible book value per share	$19.75	$19.14	$18.31
Book value per share	$26.23	$25.65	$24.96
Tangible Common Equity Ratio:
Total assets	$4,036,367	$3,938,465	$3,910,386
Less: goodwill and other intangibles	(100,517)	(100,989)	(102,413)
Tangible assets	$3,935,850	$3,837,476	$3,807,973
Tangible common equity ratio	7.79%	7.74%	7.42%
Shareholders' equity to total assets	10.08%	10.10%	9.84%

Return on Average Tangible Equity:
	For the Three Months Ended			For the Six Months Ended
(In thousands)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income, as presented	$10,234	$10,076	$9,616	$20,310	$18,262
Amortization of intangible assets, net of tax(1)	307	307	309	614	619
Net income, adjusted for amortization of intangible assets	$10,541	$10,383	$9,925	$20,924	$18,881
Average equity	$403,623	$394,276	$378,409	$398,976	$373,933
Less: average goodwill and other intangible assets	(100,745)	(101,229)	(103,203)	(100,986)	(103,502)
Average tangible equity	$302,878	$293,047	$275,206	$297,990	$270,431
Return on average tangible equity	13.96%	14.37%	14.50%	14.16%	14.04%
Return on average equity	10.17%	10.36%	10.22%	10.27%	9.82%
(1) Assumed a 35% tax rate.

CONTACT: Michael R. Archer, Senior Vice President, Corporate Controller, Camden National Corporation, (800) 860-8821, marcher@camdennational.com